Execution Version

AEROFLEX INCORPORATED

11.75% Senior Notes due 2015

Purchase Agreement (the “Agreement”)

August 4, 2008

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

Aeroflex Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the “Purchaser”) an aggregate of $225.0 million principal amount of 11.75% Senior Notes due 2015, as specified above (the “Securities”). The Securities are to be issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest, if any), (the “Guarantees”), by the parties listed in Schedule III hereto (each a “Guarantor,” and collectively, the “Guarantors”).

As described in the Offering Circular, proceeds from the issuance and sale of the Securities will be used to refinance the Company’s $225.0 million exchangeable senior unsecured credit facility.

1.	The Company and the Guarantors, as of the date hereof and as of the Time of Delivery (as defined herein), jointly and severally, represent and warrant to, and agree with the Purchaser that:

(a)
A preliminary offering circular, dated July 29, 2008 (the “Preliminary Offering Circular”) and an offering circular, dated August 4, 2008 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

(b)
For the purposes of this Agreement, the “Applicable Time” is 3:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule I(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

(c)
Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or other equity interests or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or its subsidiaries, other than as set forth or contemplated in the Pricing Circular;

(d)
The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities, as applicable;

(e)
Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees;

(f)
At the Time of Delivery, each of the Company’s subsidiaries that is formed under the laws of the United States or any state of the United States or the District of Columbia other than Test Evolution Corporation is named as a Guarantor under this Agreement and is a guarantor of the Securities;

(g)
Other than as disclosed in the Offering Circular, the Company does not own capital stock or other equity interests of any corporation or entity other than the Guarantors, which would be required by the Indenture to be a Guarantor thereunder;

(h)
The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not individually or in the aggregate have a material adverse effect on the business, prospects, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)
Each of the Company and each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority to own or lease its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or in good standing in any such jurisdiction would not individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company that is not a Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing in any such jurisdiction would not individually or in the aggregate, result in a Material Adverse Effect;

(j)
The Company has a capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (and except for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Circular;

(k)
The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular in all material respects and will be in substantially the form previously delivered to you;

(l)
This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; and, assuming due authorization, execution and delivery by the Purchaser, constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided that no representation is made with respect to Section 6 of the Registration Rights Agreement relating to indemnification and contribution;

(m)
The Guarantees have been duly authorized by each of the Guarantors and, when issued and delivered by the Guarantors, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you as an exhibit to the form of the Indenture, and enforceable against them in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(n)
The exchange and registration rights agreement to be dated as of the Time of Delivery, among the Company, the Guarantors and the Purchaser (the “Registration Rights Agreement”) has been duly authorized by the Company and each of the Guarantors, and, as of the Time of Delivery, will have been duly executed and delivered by the Company and each of the Guarantors, and (assuming due authorization, execution and delivery by the other parties thereto) will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided that no representation is made with respect to Section 6 of the Registration Rights Agreement relating to indemnification and contribution;

(o)
The Exchange Securities (as defined herein) have been duly authorized for issuance by the Company, and when executed, authenticated, issued and delivered pursuant to this Agreement, the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(p)
The guarantees of the Company’s obligations under the Exchange Securities (the “Exchange Guarantees”) to be offered in exchange for the Guarantees in the Exchange Offer have been duly authorized by each of the Guarantors, and, when duly executed, issued and delivered, will constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you as an exhibit to the form of Indenture, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(q)
None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

(r)
Prior to the date hereof, none of the Company, the Guarantors nor any affiliate thereof has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities and the Guarantees;

(s)
The issue and sale of the Securities and the Guarantees, compliance by each of the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement (collectively, the “Operative Documents”), and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except such as will not individually or in the aggregate have a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of the provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company or the Guarantors of the transactions contemplated by the Operative Documents, except for (A) the filing of a registration statement by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the“Act”) pursuant to the Registration Rights Agreement, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser or (C) any consents, approvals, authorizations, orders, registrations, qualifications or other actions that have been, or prior to the Time of Delivery will be, obtained, waived or made;

(t)
Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws, operating agreement or other organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any defaults under clause (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect;

(u)
The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, the Guarantees and the Indenture, and under the captions “Description of Other Indebtedness” and “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(v)
Except as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(w)
When the Securities and the Guarantees are issued and delivered pursuant to this Agreement and the Indenture, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(x)
Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”);

(y)
Assuming the accuracy of the representations, warranties and agreements of the Purchaser contained in this Agreement, neither the Company nor any of its subsidiaries nor any person acting on its or their behalf (other than the Purchaser and its affiliates as to whom the Company and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, its subsidiaries, any affiliate of the Company or its subsidiaries, and any person acting on its or their behalf (other than the Purchaser and its affiliates as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(z)
Assuming the accuracy of the representations, warranties and agreements of the Purchaser contained in this Agreement, within the preceding six months, neither the Company nor any other person acting on its behalf (other than the Purchaser and its affiliates as to whom the Company and the Guarantors make no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(aa)
KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(bb)
The market-related and industry data included in the Pricing Circular and the Offering Circular are based upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects;

(cc)
The consolidated historical financial statements, together with related notes forming part of the Pricing Circular and the Offering Circular (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in cash flows of the Company and its subsidiaries on the basis stated in the Pricing Circular and the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected consolidated financial data and summary financial data set forth in the Pricing Circular and the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries;

(dd)
The pro forma financial statements included in the Pricing Circular and the Offering Circular have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the proposed transactions contemplated by the Pricing Circular and the Offering Circular; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Securities and Exchange Commission. The other pro forma financial and statistical information and data included in the Pricing Circular and the Offering Circular are, in all material respects, accurately presented and, where applicable, except as described in the Pricing Circular and the Offering Circular, prepared on a basis consistent with the pro forma financial statements;

(ee)
To the Company’s knowledge, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect;

(ff)
Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchaser or counsel for the Purchaser shall be deemed to be a representation and warranty by such entity to the Purchaser as to the matters covered thereby;

(gg)
The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company believes its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(hh)
Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ii)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company believes such disclosure controls and procedures are effective;

(jj)
The Company and each of its subsidiaries own or have the valid right to use all trademarks, service marks, trade names, trade secrets, inventions, know-how, patents, copyrights, confidential information and other intellectual property and proprietary rights (collectively, “intellectual property rights”) necessary for or used in the conduct their respective businesses as presently being conducted and as described in the Pricing Circular and the Offering Circular, except where lack of ownership or possession of such intellectual property rights could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any claim alleging that the Company or any of its subsidiaries infringes, misappropriates, dilutes, violates or otherwise conflicts in any material respect with the rights of others, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no third party has infringed, misappropriated, diluted, violated or otherwise come into conflict with in any material respect any intellectual property rights of the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or its subsidiaries;

(kk)
Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or by-products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their respective businesses and facilities (“Environmental Permits”) and are each in compliance with their requirements, (iii) no material expenditures will be required to maintain compliance with applicable Environmental Laws or Environmental Permits; (iv) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (v) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any subsidiary relating to Hazardous Materials or Environmental Laws;

The Company and each of the Guarantors acknowledge that the Purchaser and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 8 hereof, counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2.
Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from August 7, 2008 to the Time of Delivery hereunder, $225.0 million in aggregate principal amount of Securities (and the Guarantees thereof).

3.
Upon the authorization by the Company of the release of the Securities and the Guarantees, the Purchaser proposes to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a)
It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an Institutional Accredited Investor; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.	(a)
The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities and the Guarantees to the Purchaser, for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds to an account designated by the Company, by causing DTC to credit the Securities and the Guarantees to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities and the Guarantees to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”) The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on August 7, 2008 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)
The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 8(i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company and the Guarantors, jointly and severally, agree with the Purchaser:

(a)
To prepare the Offering Circular in a form approved by the Purchaser, to make no amendment or any supplement to the Offering Circular which shall be disapproved by the Purchaser promptly after reasonable notice thereof, and to furnish the Purchaser with copies thereof;

(b)
Promptly from time to time to take such action as the Purchaser may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as they may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith none of the Company or the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)
To furnish the Purchaser with written and electronic copies of the Offering Circular and each amendment or supplement thereto with the independent accountants’ reports in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, in such quantities as the Purchaser may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify the Purchaser and upon the Purchaser’s request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as they may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)
During the period beginning from the date hereof and continuing until the date that is 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Purchaser;

(e)
Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)
At any time when the Securities are outstanding and the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	To use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the Financial Industry Regulatory Authority, Inc.;

(h)
Except for such documents that are publicly available on the Commission's Electronic Data Gathering Analyses and Retrieval System, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, unless the delivery of such information is otherwise required by and such information is furnished under the terms of the Indenture;

(i)
During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j)
The Company shall file and use all commercially reasonable efforts to cause to be declared or become effective under the Securities Act, on or prior to 270 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) another series of debt securities of the Company, with terms identical to the Securities (the “Exchange Securities”), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act;

(k)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(l)	To do and perform all things required to be done and performed under the Operative Documents prior to and after the Time of Delivery; and

(m)
To obtain the approval of DTC for “book-entry” transfer of the Securities and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry transfer and to permit the Securities to be eligible for clearance and settlement through DTC.

6.

(a)
(i) The Company represents and agrees that, without the prior consent of the Purchaser, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)  the Purchaser represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document, as applicable, the use of which has been consented to by the Company and the Purchaser is listed on Schedule I(b) hereto;

7.
The Company and each of the Guarantors, jointly and severally, covenants and agrees with the Purchaser that the Company and each of the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, roadshow costs and any advertising expenses connected with any offers it may make.

8.
The obligations of the Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)
Latham & Watkins LLP, counsel for the Purchaser, shall have furnished to the Purchaser their written opinions and negative assurance letter, in each case, dated the Time of Delivery, with respect to such matters as the Purchaser may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)
Schulte Roth & Zabel LLP, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex II hereto;

(c)
Dykema Gossett PLLC, Michigan local counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III hereto;

(d)
On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Purchaser, to the effect set forth in Annex IV hereto;

(e)
(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or other equity interests or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f)
On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)
On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)	The Securities have been designated for trading on PORTALSM;

(i)
The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of each of the Company and each of the Guarantors reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, and after giving effect to the consummation of the transactions contemplated by the Operative Documents, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) and (f) of this Section and as to such other matters as you may reasonably request; and

(j)
The Company and each of the Guarantors shall have delivered executed copies of the Securities, the Guarantees, the Indenture and the Registration Rights Agreement to the Purchaser prior to or concurrently with the issuance of the Securities.

9.	(a)
The Company and each of the Guarantors, will, jointly and severally, indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular or the Offering Circular or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular or the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

(b)
The Purchaser will indemnify and hold harmless the Company and each Guarantor against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular and the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular and the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company and any Guarantor for any legal or other expenses reasonably incurred by the Company and any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser, therefrom, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)
The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Act.

10.
The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by the Purchaser or any controlling person of the Purchaser, or the Company, the Guarantors or any officer or director or controlling person of the Company, or any Guarantor and shall survive delivery of and payment for the Securities.

11.
If the Securities and the Guarantees are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Purchaser except as provided in Sections 7 and 9 hereof.

12.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: John Adamovich, with a copy to Michael R. Littenberg, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Purchases to properly identify its clients.

13.
This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and the Guarantors and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.	Time shall be of the essence of this Agreement.

15.
Each of the Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction the Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (iii) the Purchaser has not assumed an advisory or fiduciary responsibility in favor of any of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Purchaser has advised or is currently advising any of the Company or the Guarantors on other matters) or any other obligation to any of the Company or the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they have deemed appropriate. Each of the Company and the Guarantors agree that it will not claim that the Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Company or the Guarantors, in connection with such transaction or the process leading thereto.

16.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Purchaser with respect to the subject matter hereof.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.
Each of the Company, the Guarantors and the Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.
Notwithstanding anything herein to the contrary, the Company and the Guarantors (and their respective employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchaser imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser, the Company and the Guarantors.

[Signature Pages Follow]

Very truly yours,

Aeroflex Incorporated

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President and Chief Executive Officer

Aeroflex Colorado Springs, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex / Inmet, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Vice President

Aeroflex / KDI, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Vice President

Aeroflex / Metelics, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Vice President

Signature page to Purchase Agreement

Aeroflex Microelectronic Solutions, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Vice President

Aeroflex Plainview, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex High Speed Test Solutions, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex / Weinschel, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Vice President

Aeroflex Wichita, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Signature page to Purchase Agreement

IFR Finance, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

IFR Systems, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

MCE Asia, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

AIF Corp.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex Bloomingdale, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Signature page to Purchase Agreement

Micro-Metrics, Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex Properties Corp.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Secretary

Comar Products Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: President

Aeroflex International Inc.

By:	/s/ Leonard Borow
Name: Leonard Borow
Title: Secretary

Signature page to Purchase Agreement

Accepted as of the date hereof:
Goldman, Sachs & Co.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Signature page to Purchase Agreement

SCHEDULE I

(a)	Additional Documents Incorporated by Reference:

None.

(b)	Approved Supplemental Disclosure Documents:

None.

SI-1

SCHEDULE II

[See attached.]

SII-1

SCHEDULE III

Guarantors

Aeroflex Colorado Springs, Inc.

Aeroflex / Inmet, Inc.

Aeroflex / KDI, Inc.

Aeroflex / Metelics, Inc.

Aeroflex Microelectronic Solutions, Inc.

Aeroflex Plainview, Inc.

Aeroflex High Speed Test Solutions, Inc.

Aeroflex / Weinschel, Inc.

Aeroflex Wichita, Inc.

IFR Finance, Inc.

IFR Systems, Inc.

MCE Asia, Inc.

AIF Corp.

Aeroflex Bloomingdale, Inc.

Micro-Metrics, Inc.

Aeroflex Properties Corp.

Comar Products Inc.

Aeroflex International Inc.

SIII-1

ANNEX I

(1)
The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)
Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)
The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. The Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

AI-1

ANNEX II

SCHULTE ROTH & ZABEL OPINION

[Provided under separate cover]

AII-1

ANNEX III

DYKEMA GOSSETT PLLC OPINION

[Provided under separate cover]

AIII-1

ANNEX IV

KPMG COMFORT LETTER

[Provided under separate cover]

AIV-1